EXHIBIT 99.1
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[TRUMP ENTERTAINMENT RESORTS LOGO]

                                                                    NEWS RELEASE
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FOR IMMEDIATE RELEASE                             CONTACT:
                                                  Tom Hickey
                                                  Director of Corporate
                                                  Communications
                                                  (609) 347-3804

                        TRUMP ENTERTAINMENT RESORTS NAMES
                      MARK JULIANO CHIEF EXECUTIVE OFFICER

               Ivanka Trump Joins the Company's Board of Directors

ATLANTIC CITY, NJ - August 2, 2007 - Trump Entertainment Resorts, Inc. (NASDAQ:
TRMP) (the "Company") today announced that Mark Juliano has been named the Company's Chief Executive Officer, and that Ivanka M. Trump has been appointed to the Company's Board of Directors. Both appointments are effective immediately.

MR. JULIANO'S FIRST ORDER OF BUSINESS WILL BE TO CAPITALIZE ON THE brand's strength and utilize his operational expertise to bolster revenue in the near and long term.

Mr. Juliano stated, "the company has faced a variety of challenges during the past year, but I am confident that the changes we are implementing in our business model will show results as we move forward."

He continued, "In addition to our extensively renovated properties, we now have the infrastructure in place to accomplish the goal of attracting new customers and expanding our already large player base. The Company has designed a casino revenue action plan to improve operating performance during the remainder of 2007 and beyond through customer acquisition, retention and reactivation. New initiatives include the Trump One Card, new customer development campaigns, and the implementation of the revenue management system and cash sales programs."

Donald J. Trump, the Chairman of the Company's Board of Directors, said, "Mark is the right man for the job. His understanding of the gaming industry, innovative operational and marketing techniques and impressive leadership are exactly the right qualities needed to lead the Company."

With nearly 30 years of experience in the gaming industry, veteran executive Mark Juliano joined the leadership team of the Company in August 2005 as Chief Operating Officer. He has served as Interim Chief Executive Officer since July 1, 2007. Prior to joining the Company, Mr. Juliano held a wide variety of gaming positions, including President of Caesars Palace, Las Vegas, President of Caesars Atlantic City, and President of Caesars World Marketing Corporation.

Ivanka M. Trump currently serves as Vice President of Development and Acquisitions for the Trump Organization, LLC. She is responsible for development projects in the United States and abroad and participates in all aspects of real estate development from deal evaluation, analysis and pre-development planning to construction, marketing, operations, sales and leasing. Ms. Trump, 25, is a graduate of the Wharton School of Finance at the University of Pennsylvania and is a resident of New York City.

Mr. Trump continued, "Ivanka brings a fresh new perspective. Her appeal to a younger demographic combined with her recognition as a young business leader will be invaluable in a changing marketplace."



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ABOUT TRUMP ENTERTAINMENT RESORTS, INC.
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Trump Entertainment Resorts, Inc. is a leading gaming company that owns and operates three properties. The Company's properties are Trump Taj Mahal Casino Resort and Trump Plaza Hotel and Casino, located on the Boardwalk in Atlantic City, New Jersey, and Trump Marina Hotel Casino, located in Atlantic City's Marina District. The Company is the sole vehicle through which Donald J. Trump, the Company's Chairman and largest stockholder, conducts gaming activities and is separate and distinct from Mr. Trump's real estate and other holdings.

                PSLRA SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
                      AND ADDITIONAL AVAILABLE INFORMATION

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements. All statements and information concerning plans, expectations, estimates and beliefs, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "could," "can" and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of Trump Entertainment Resorts, Inc., the Company notes that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements.

The forward-looking statements contained in this release reflect the opinion of management as of the date of this release and are qualified by, and subject to, significant business, economic, competitive, regulatory and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of the Company. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized. Readers are hereby advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time or other factors beyond the control of the Company. The Company does not intend, however, to update the guidance provided herein prior to its next release or unless otherwise required to do so. Readers of this release should consider these facts in evaluating the information contained herein. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein. Additional information concerning the potential risk factors that could affect the Company's future performance are described from time to time in the Company's periodic reports filed with the SEC, including, but not limited to, the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports may be viewed free of charge on the SEC's website, www.sec.gov, or on the Company's website, www.trumpcasinos.com.

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